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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Named Experts; Interests of Named Counsel" in the Registration Statement (Form S8) pertaining to the Options Granted under the Apps.com, Inc. 1999 Equity Incentive Plan and Assumed by Intuit Inc. and to the incorporation by reference therein of our report dated August 22, 2000 with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
January 5, 2001